EXHIBIT 99.1

Educational Development Corporation Announces New Share Repurchase Program

TULSA, Okla., Feb. 04, 2019 (GLOBE NEWSWIRE) -- Educational Development Corporation (“EDC”, or the “Company”) (NASDAQ: EDUC) (http://www.edcpub.com) today announced that its Board of Directors has approved a new share repurchase program authorizing the Company to repurchase up to 800,000 shares, representing approximately 10% of the Company’s outstanding common stock.   This new plan replaces the existing stock repurchase plan which was approved by the Board of Directors in April 2008, and has approximately 600,000 shares remaining available for repurchase.

Randall White, CEO of Educational Development Corporation, announced that the Board has reviewed our current cash position and business forecast and expects executing the new share buyback will benefit all shareholders.

Per Mr. White, “Our Board, including myself, are continuously looking for opportunities to maximize shareholder value.   With our improved financial performance and increased cash flows from operations over the past two years, and our expected generation of additional available cash flows in the upcoming periods, we are presented with an opportunity to repurchase shares and benefit all shareholders.”

Mr. White continued, “With our growth and improved cash flows, we expect the share buyback program is unlikely to be at the expense of M&A, R&D, or other opportunities for future growth.  Nor do we expect the repurchase plan to impact the continuation of our recent practice of issuing quarterly dividends.  The share buyback program represents a proactive step on the part of the Board to promote the best interest of the Company and its shareholders.”

About Educational Development Corporation (EDC)
EDC is a publishing company specializing in books for children.  EDC is the exclusive United States trade co-publisher of the line of educational children’s books produced in the United Kingdom by Usborne Publishing Limited (“Usborne”) and we also exclusively publish books through our ownership of Kane Miller Book Publisher (“Kane Miller”); both international award-winning publishers of children’s books.  EDC’s current catalog contains over 2,000 titles, with new additions semi-annually.  Both Usborne and Kane Miller products are sold via 4,000 retail outlets and by independent consultants, who hold book showings in individual homes, through social media, book fairs with school and public libraries, direct and internet sales.

Contact:
            Educational Development Corporation
            Randall White, (918) 622-4522

Cautionary Statement for the Purpose of the “Safe Harbor” Provision of the Private Securities Litigation Reform Act of 1995.

The information discussed in this Press Release includes “forward-looking statements.” These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “continue,” “potential,” “should,” “could,” and similar terms and phrases.  Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and we can give no assurance that such expectations or assumptions will be achieved.  Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to, our success in recruiting and retaining new consultants, our ability to locate and procure desired books, our ability to ship the volume of orders that are received without creating backlogs, our ability to obtain adequate financing  for working capital and capital expenditures, economic and competitive conditions, regulatory changes and other uncertainties, as well as those factors discussed in our Annual Report on Form 10-K for the year ended February 28, 2018, all of which are difficult to predict.  In light of these risks, uncertainties and assumptions, the forward-looking events discussed may not occur.  All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph and elsewhere in our Annual Report on Form 10-K for the year ended February 28, 2018 and speak only as of the date of this Press Release.  Other than as required under the securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.